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Exhibit 10.17

SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 6th day of March, 2006, by and between 2401 KATELLA, LLC, a Delaware limited liability company ("Landlord"), and THE WILLDAN GROUP OF COMPANIES, a California corporation ("Tenant").

R E C I T A L S:

        A.    Spectrum Waples Street, LLC, a California limited liability company, and Spectrum Lambert Plaza, LLC, a California limited liability company, as tenants-in-common (collectively, "Original Landlord"), and Tenant entered into that certain Office Lease, dated as of October 15, 2004 (the "Original Lease"), as amended by that certain First Amendment to Lease dated February 27, 2006 ("First Amendment"), whereby Tenant leased certain office space in the building located at 2401 East Katella Avenue, Anaheim, California. The Original Lease, as amended by the First Amendment, is referred to herein as the "Lease." Landlord is successor-in-interest to Original Landlord.

        B.    By this Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

        C.    Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

        1.     The Existing Premises. Landlord currently leases to Tenant that certain office space in the Building containing 31,136 rentable square feet located on the third (3rd) and fourth (4th) floors of the Building and known as Suites 300 and 450 (the "Existing Premises"). Additionally, effective as of April 1, 2006, Landlord shall lease to Tenant that certain office space in the Building containing 2,827 rentable square feet located on the second (2nd) floor of the Building and known as Suite 220 ("First Expansion Space").

        2.     Expansion of the Existing Premises and First Expansion Space. That certain space located on the second (2nd) floor of the Building and known as Suite 265 outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof, is referred to herein as the "Second Expansion Space." Landlord and Tenant stipulate that the Second Expansion Space contains 3,056 rentable square feet. Effective as of June 15, 2006 ("Second Expansion Commencement Date"), Tenant shall lease the Second Expansion Space. Accordingly, effective upon the Second Expansion Commencement Date, the Existing Premises and the First Expansion Space shall be increased to include the Second Expansion Space. Such addition of the Second Expansion Space to the Existing Premises and the First Expansion Space shall, effective as of the Second Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 37,019 rentable square feet. If Landlord is unable to deliver possession of the Second Expansion Space to Tenant on or before the Second Expansion Commencement Date, Landlord shall not be subject to any liability for its failure to do so and such failure shall not affect the validity of this Amendment nor the obligations of Tenant hereunder, other than the obligation to pay Monthly Basic Rent for the Second Expansion Space prior to Landlord's delivery of the Second Expansion Space; provided, however, if Landlord has not delivered the Second Expansion Space to Tenant on or before August 15, 2006, Tenant shall have the right, upon written notice to Landlord delivered any time after August 15, 2006 until the date Landlord delivers the Second Expansion Space to Tenant, to terminate the Lease with respect to the Second Expansion Space only. Effective as of the Second Expansion Commencement Date, all references to the "Premises" shall mean and refer to the Existing Premises and the First Expansion Space as expanded by the Second Expansion Space.

        3.     Term and Monthly Basic Rent. The Term for Tenant's lease of the Second Expansion Space ("Second Expansion Space Term") shall commence on the Second Expansion Commencement Date and shall expire co-terminously with Tenant's lease of the Existing Premises on August 31, 2012 ("Expiration Date"). During the Second Expansion Space Term, Tenant shall pay Monthly Basic rent for the Second Expansion Space as follows:

Period	Monthly Basic Rent	Monthly Basic Rent Per Rentable Square Foot
1-12*	$7,181.60	$2.35
13-24	$7,395.52	$2.42
25-36	$7,609.44	$2.49
37-48	$7,853.92	$2.57
49-60	$8,067.84	$2.64
61-72	$8,312.32	$2.72
73-Expiration Date	$8,587.36	$2.81

*
Plus any partial month if the Second Expansion Commencement Date is not the first day of the month.

Monthly Basic Rent for the Existing Premises and First Expansion Space shall continue to be payable in accordance with the provisions of the Lease. Although Monthly Basic Rent for the Existing Premises and First Expansion Space shall be calculated separately from the Monthly Basic Rent for the Second Expansion Space, Monthly Basic Rent for the entire Premises shall he a single, non-severable obligation.

        4.     Tenant's Percentage and Base Year. During the Second Expansion Space Term, Tenant's Percentage of any increase in Operating Expenses, Real Property Taxes and Assessments, Insurance Costs and Utilities Costs for the Second Expansion Space only shall be two point ninety-one-percent (2.91%). The Base Year for the Second Expansion Space only shall be the calendar year 2006.

        5.     Tenant Improvements. Except as specifically set forth in this Section 5, Tenant acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing premises, the First Expansion Space or the Second Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Existing Premises, the First Expansion Space or the Second Expansion Space. Prior to the Second Expansion Commencement Date, Landlord shall, at Landlord's sole cost and expense and using Building-standard materials only, (i) repaint all painted walls in the Second Expansion Space, and (ii) recarpet all carpeted areas within the Second Expansion Space.

        6.     Early Entry. Tenant shall have the right to enter the Second Expansion Space at any time during normal business hours, no earlier than fifteen (15) days prior to the Second Expansion Commencement Date, solely for the purpose of installing furniture, fixtures and equipment, and all terms and conditions of the Lease shall apply to such entry other than the payment of Monthly Basic Rent.

        7.     Parking. During the Second Expansion Space Term, Tenant shall have the right to an additional eleven (11) unreserved parking spaces for use in the Building's parking facility, which shall be free of charge during the Second Expansion Space Term only. Notwithstanding the foregoing. Tenant shall have the right to convert up to two (2) of such additional unreserved parking spaces to covered reserved parking spaces on a month to month basis at a cost of $12.50 per covered reserved space per month. Within sixty (60) days of the Second Expansion Commencement Date, Tenant shall notify Landlord in writing of the number of such additional unreserved parking spaces that Tenant desires to convert to covered reserved parking spaces. If Landlord has not received notice of the number of reserved spaces which Tenant will lease by the expiration of such sixty (60) day period, or if Tenant elects to convert less than two (2) of such additional unreserved parking spaces to covered, reserved parking spaces, Landlord, at its discretion, shall have the right to lease such covered, reserved parking spaces to any party Landlord desires. Tenant's rental and use of such additional parking spaces shall be in accordance with, and subject to, all provisions of Section 6.2 of the Original Lease including, without limitation, payment of the monthly parking rate specified therein.

        8.     Security Deposit. Tenant has previously deposited with Landlord Seventy-Eight Thousand One Hundred Fifty-Five and 55/100 Dollars ($78,155.55) as a Security Deposit under the Lease. Concurrently with Tenant's execution of this Amendment, Tenant shall deposit with Landlord an additional Eight Thousand Five Hundred Eighty-Seven and 36/100 Dollars ($8,587.36), for a total Security Deposit under the Lease of Eighty-Six Thousand Seven Hundred Forty-Two and 91/100 Dollars ($86,742.91). Landlord shall continue to hold the Security Deposit as increased herein in accordance with the terms and conditions of Section 5 of the Original Lease.

        9.     Directory Signage. Effective as of the Second Expansion Commencement Date, Tenant shall have the right, at Tenant's sole cost and expense, to one (1) additional line on the Building's directory sign.

        10.   Brokers. Each party represents and warrants to the other that no broker, agent or finder, other than Tiarna Real Estate Services, Inc. and Studley (collectively, the "Brokers"), negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission on finder's fee by any person or entity, other than Brokers, who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

        11.   Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, convenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

        12.   Signing Authority. Each person executing this Lease on behalf of Tenant represents and warrants that he/she is authorized to do so.

        13.   No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Second Expansion Space and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.

        14.   Counterparts and Fax Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Amendment may be executed by a party's signature transmitted by facsimile ("fax"), and copies of this Amendment executed and delivered by means of faxed signatures, shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed signatures as if such signatures were originals. Any party executing and delivering this Amendment by fax shall promptly thereafter deliver a counterpart signature page of this Amendment containing said party's original signature. All parties hereto agree that a faxed signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

        IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"Landlord:"
2401 KATELLA, LLC, a Delaware limited liability company
By:	Principal Life Insurance Company, an lowa corporation, for its Principal U.S. Property Separate Account, its sole Member
By:	Principal Real Estate Investors, LLC, a Delaware limited liability company, its authorized signatory
	By:	[ILLEGIBLE]
Name:

Title:

By:

Name:

Title:

"Tenant" *:
THE WILLDAN GROUP OF COMPANIES, a California corporation
By:	/s/ Roy L. Gill
	Print Name:	Roy L. Gill
	Title:	V P Controller
By:	/s/ Mallory McCamant
	Print Name:	Mallory McCamant
	Title:	Sr. VP/CFO

*NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied;

(A)
This Amendment must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B)
If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment. If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Amendment.

EXHIBIT "A"

OUTLINE OF SECOND EXPANSION SPACE

**GRAPHIC**

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  Exhibit 10.17
SECOND AMENDMENT TO LEASE
EXHIBIT "A" OUTLINE OF SECOND EXPANSION SPACE